UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2013

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8200
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On November 21, 2013, A. H. Belo Corporation and subsidiaries (the “Company”) announced it completed the previously announced sale of substantially all of the assets which comprised the newspaper operations of The Press‑Enterprise to Freedom Communications Holdings, Inc. for $27.25 million, subject to customary working capital adjustments and closing costs. The Company has agreed to bear certain costs up to $0.5 million related to the relocation of The Press‑Enterprise to new leased premises and $1.6 million for the relocation of a data center in the production facility and the completion of certain capital projects. A copy of the announcement press release is furnished with this report as Exhibit 99.1. Simultaneous with the closing, the parties entered into Amendment No. 2 dated as of November 21, 2013, (“Amendment No. 2”) to the Asset Purchase Agreement dated October 9, 2013, (the “Purchase Agreement”) acknowledging that the Purchase Agreement had not been terminated and that the closing took place on November 21, 2013. Amendment No. 2 is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Purchase Agreement and related guaranty were previously filed with the Securities and Exchange Commission on Current Report on Form 8-K filed October 11, 2013. Amendment No. 1 to the Purchase Agreement was previously filed with the Securities and Exchange commission on Current Report on Form 8-K filed November 4, 2013.
On July 17, 2013, the Company completed the sale of its five-story office building and certain related assets in Riverside, California to the County of Riverside for $30.0 million. The proceeds to the Company were approximately $28.6 million after selling costs of approximately $1.4 million. In the third quarter of 2013, the Company recorded a gain of $4.5 million related to this transaction. On July 8, 2013, the Company received from Freedom Communications, Inc., $0.5 million for the sale of certain press equipment previously idled by The Press‑Enterprise.
These transactions have resulted in the divestiture of substantially all of the assets and operations of The Press‑Enterprise. Upon completion of these transactions, the Company has no newspaper operations in Riverside, California but continues to own and market for sale the land and buildings associated with a previously idled commercial printing operation in Riverside, California.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
As furnished in Exhibit 99.2 to this Current Report on Form 8-K, the Company has provided the unaudited pro forma condensed consolidated balance sheet of A. H. Belo Corporation as of September 30, 2013, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2012, 2011 and 2010, and the related notes thereto to reflect the transactions described in Item 2.01 above.
(d) Exhibits.
10.1 Amendment No. 2 to Asset Purchase Agreement.
99.1 Press release issued by A. H. Belo Corporation on November 21, 2013.
99.2 Unaudited pro forma condensed consolidated financial statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. H. BELO CORPORATION

By:	/s/	Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

Date:	November 25, 2013

EXHIBIT INDEX
10.1 Amendment No. 2 to Asset Purchase Agreement.
99.1 Press release issued by A. H. Belo Corporation on November 21, 2013.
99.2 Unaudited pro forma condensed consolidated financial statements.